Exhibit (h)(5)

GOLDMAN SACHS TRUST

TRANSFER AGENCY AGREEMENT FEE SCHEDULE

Amended and Restated as of June 12, 2014

Pursuant to paragraph 6.01 of the Transfer Agency Agreement (the “Agreement”) between Goldman, Sachs & Co. (“Goldman Sachs”) and Goldman Sachs Trust (the “Trust”), for the services provided and expenses assumed by Goldman Sachs, the Trust shall pay to Goldman Sachs as full compensation therefor a fee payable monthly at the following respective annual rates as a percentage of the average daily net asset value of each share class (as applicable) of each series of the Trust (each, a “Fund”):

Annual Rate Applicable to
Fund	Each Share Class

Goldman Sachs Financial Square Federal Fund

Goldman Sachs Financial Square Government Fund

Goldman Sachs Financial Square Money Market Fund

Goldman Sachs Financial Square Tax-Free Money Market Fund

Goldman Sachs Financial Square Treasury Instruments Fund

Goldman Sachs Financial Square Treasury Obligations Fund

Goldman Sachs Financial Square Prime Obligations Fund

Goldman Sachs Financial Square Tax-Exempt California Fund

Goldman Sachs Financial Square Tax-Exempt New York Fund

0.01% for each share class
Annual Rate Applicable to
Fund	Each Share Class

Goldman Sachs Enhanced Dividend Global Equity Portfolio

Goldman Sachs Tax Advantaged Global Equity Portfolio

Goldman Sachs U.S. Equity Dividend and Premium Fund

Goldman Sachs International Equity Dividend and Premium Fund

Goldman Sachs International Tax-Managed Equity Fund

Goldman Sachs U.S. Tax-Managed Equity Fund

Goldman Sachs Emerging Markets Equity Insights Fund

Goldman Sachs International Small Cap Insights Fund

Goldman Sachs International Equity Insights Fund

Goldman Sachs Income Builder Fund

Goldman Sachs Large Cap Growth Insights Fund

Goldman Sachs Large Cap Value Insights Fund

Goldman Sachs Small Cap Equity Insights Fund

Goldman Sachs U.S. Equity Insights Fund

Goldman Sachs Small Cap Growth Insights Fund

Goldman Sachs Small Cap Value Insights Fund

Goldman Sachs Flexible Cap Growth Fund

Goldman Sachs Capital Growth Fund

Goldman Sachs Growth Opportunities Fund

Goldman Sachs Small/Mid Cap Growth Fund

Goldman Sachs Strategic Growth Fund

0.19% for Class A, Class B, Class C, Class IR and Class R Shares; and 0.04% for Institutional and Service Shares

Goldman Sachs Concentrated Growth Fund

Goldman Sachs Technology Tollkeeper Fund

Goldman Sachs Growth and Income Fund

Goldman Sachs Large Cap Value Fund

Goldman Sachs Mid Cap Value Fund

Goldman Sachs Small Cap Value Fund

Goldman Sachs U.S. Equity Fund

Goldman Sachs Asia Equity Fund

Goldman Sachs BRIC Fund

Goldman Sachs Emerging Markets Equity Fund

Goldman Sachs Focused International Equity Fund

Goldman Sachs International Small Cap Fund

Goldman Sachs Strategic International Equity Fund

Goldman Sachs Absolute Return Tracker Fund

Goldman Sachs Dynamic Allocation Fund

Goldman Sachs International Real Estate Securities Fund

Goldman Sachs Real Estate Securities Fund

Goldman Sachs Balanced Strategy Portfolio

Goldman Sachs Equity Growth Strategy Portfolio

Goldman Sachs Growth and Income Strategy Portfolio

Goldman Sachs Growth Strategy Portfolio

Goldman Sachs Satellite Strategies Portfolio

Goldman Sachs N-11 Equity Fund

Goldman Sachs Managed Futures Strategy Fund

Goldman Sachs Rising Dividend Growth Fund

Goldman Sachs Focused Growth Fund

Goldman Sachs Retirement Portfolio Completion Fund

Goldman Sachs MLP Energy Infrastructure Fund

Goldman Sachs Multi-Asset Real Return Fund

Goldman Sachs Small/Mid Cap Value Fund

Annual Rate Applicable to
Fund	Each Share Class

Goldman Sachs Commodity Strategy Fund

Goldman Sachs High Yield Municipal Fund

Goldman Sachs Municipal Income Fund

Goldman Sachs Short Duration Tax-Free Fund

Goldman Sachs Enhanced Income Fund

Goldman Sachs Government Income Fund

Goldman Sachs Inflation Protected Securities Fund

Goldman Sachs Short Duration Government Fund

Goldman Sachs High Quality Floating Rate Fund

Goldman Sachs Core Fixed Income Fund

Goldman Sachs Core Plus Fixed Income Fund

Goldman Sachs Global Income Fund

Goldman Sachs Strategic Income Fund

Goldman Sachs Emerging Markets Debt Fund

Goldman Sachs Local Emerging Markets Debt Fund

Goldman Sachs High Yield Fund

Goldman Sachs Investment Grade Credit Fund

0.13% for Class A, Class B, Class C, Class IR and Class R Shares; and 0.04% for Institutional, Separate Account Institutional, Administration and Service Shares

Goldman Sachs U.S. Mortgages Fund

Goldman Sachs High Yield Floating Rate Fund

Goldman Sachs Short Duration Income Fund

Goldman Sachs World Bond Fund

Goldman Sachs Dynamic Emerging Markets Debt Fund

Goldman Sachs Fixed Income Macro Strategies Fund

Goldman Sachs Long Short Credit Strategies Fund

Goldman Sachs Limited Maturity Obligations Fund

Goldman Sachs Dynamic Commodity Strategy Fund

Goldman Sachs Tactical Tilt Implementation Fund

Except as stated in the next paragraph below, all expenses that exceed such annual fee rate payable by a Fund and a class of shares as described above shall be borne by Goldman Sachs, including the expenses referred to in paragraph 6.02 thereof.

The following expenses borne by the Funds shall not reduce the fee payable to Goldman Sachs stated above, and shall not be subject to the limitation on expenses borne by the Funds stated in the second paragraph above: (a) all reimbursements made by the Trust to Indemnified Parties, in accordance with paragraph 7.01 of the Agreement, and any other extraordinary expenses incurred by the Trust under the Agreement; and (b) all charges and costs borne by the Trust associated with bank accounts maintained to support the settlement of shareholder activity, in accordance with paragraph 6.03 of the Agreement.

Except as amended hereby, the Agreement is reconfirmed, and its provisions shall remain in full force and effect.

Goldman, Sachs & Co.		Goldman Sachs Trust

By:	/s/ Jesse Cole	By:	/s/ James McNamara
	Name: Jesse Cole		Name: James McNamara
	Title: Managing Director		Title: President of the Trust